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                                                                     EXHIBIT 4.5
                     UNITED COMPANIES FINANCIAL CORPORATION
                     1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

1. PURPOSE OF THE PLAN.

     This 1996 Non-Employee Director Stock Plan (the "Plan") is intended to assist United Companies Financial Corporation (the "Company") in attracting and retaining highly qualified and experienced persons, who are not officers or employees of the Company or any of its subsidiaries or affiliates, for service as directors of the Company by providing such directors with a proprietary interest in the Company's success through the award to such directors of (i) nonqualified stock options (the "Options") to acquire shares of the common stock, par value $2.00 per share, of the Company (the "Common Stock") and (ii) shares of restricted Common Stock (the "Restricted Stock"). The Options and the shares of Restricted Stock shall be referred to herein collectively as an "Award" or "Awards".

2. PARTICIPATION.

     Each member of the Company's Board of Directors (the "Board") who is not, and who has not been during the one-year period immediately preceding the Effective Date (as defined below), or the date the director is first elected to the Board, whichever is later, an officer or employee of the Company or of any of its subsidiaries or affiliates (each, an "Eligible Director") shall be eligible to participate in the Plan.

3. ADMINISTRATION OF THE PLAN.

     The Plan shall be administered, construed and interpreted by a committee (the "Committee") which shall be comprised of two or more members of the Board appointed by the Board, who do not qualify as Eligible Directors under the Plan. The Committee shall prescribe the forms of agreement to be used to evidence Awards under the Plan, consistent with the terms of the Plan and all applicable laws and regulations, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission (the "Commission.")

4. SHARES SUBJECT TO THE PLAN.

     (a) Maximum Shares. The maximum number of shares of Common Stock with respect to which Awards may be granted and which are hereby reserved for purposes of the Plan shall be, in the aggregate, 400,000 shares, subject to further adjustment as provided in Section 4(b) hereof. Shares issued under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company, including treasury shares. Shares released upon forfeiture of an Award shall again be available for future grant under the Plan.

     (b) Adjustments in Event of Changes in Capitalization. In the event that the Common Stock is changed into or exchanged for a different kind or number of shares of stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure of the Company (each, a "Capitalization Change"), then the number of shares of Common Stock subject to this Plan and the number of shares of Common Stock subject to awards previously granted hereunder shall be equitably adjusted by the Committee to prevent the dilution or enlargement of such previous awards, and any new stock or securities into which the shares of Common Stock are changed or for which they are exchanged shall be substituted for the shares of Common Stock subject to this Plan and to awards made hereunder; provided, however, that fractional shares may be deleted from any such adjustment or substitution. There shall be no such equitable adjustment for the number of shares of Common Stock subject to Options as set forth in Section 5(a) in the event the effective date of the Capitalization Change occurs prior to the grant of the Option.

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5. OPTIONS GRANTED UNDER THE PLAN.

     (a) Option Grants. Beginning after the Effective Date, each Eligible Director shall be granted an Option to acquire 4,000 shares of Common Stock on an annual basis effective on the date of each annual meeting of shareholders of the Company. In addition to the foregoing annual grant, each Eligible Director that is elected, subsequent to the Effective Date, by the Board to fill a newly created directorship that results from either an increase in the authorized number of directors or a vacancy in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be granted an Option to acquire 4,000 shares of Common Stock effective on the date of such election by the Board. The price at which shares of Common Stock may be acquired pursuant to each Option (the "Exercise Price") shall be the Fair Market Value of the Common Stock, as defined in Section 5(d) hereof, as of the date such Option is granted.

     (b) Exercise Rights. An Option granted under the Plan shall not be exercisable for a period of six months after the date of grant. Thereafter, subject to Section 8 hereof, the Option shall be fully exercisable, and shall remain exercisable for a period of ten years from the date such Option is granted, at which time any unexercised portion of the Option shall terminate. In the event that the optionee ceases to be a member of the Board within six months of the date an Option is granted, the Option shall be forfeited. An Option shall be exercisable during the lifetime of the optionee to whom such Option was granted only by the optionee.

     (c) Exercise of Options. Subject to Section 5(b), an Option may be exercised with respect to all or part of the shares covered by the Option, but in no event with respect to less than 100 shares, unless the exercise relates to all shares covered by the Option at the date of exercise. Options may be exercised by delivery of a signed written notice to the Company, which notice shall state the election to exercise the Option and the number of whole shares in respect to which it is being exercised, together with payment in full of the Exercise Price, which payment shall be made either (i) in cash (by a certified check, bank draft or money order); (ii) with the consent of the Committee, by delivering shares already owned by the optionee valued at Fair Market Value;
(iii) by electing to have the Company withhold from the shares otherwise issuable upon exercise of the Option that number of Shares valued at Fair Market Value (as defined below) as of the date of exercise; or (iv) by a combination of the foregoing forms of payment. Notice of exercise and payment of the Exercise Price shall be delivered to the Company at the following address:

                     United Companies Financial Corporation
                           P. O. Box 1591 (70821)
                           4041 Essen Lane (70809)
                           Baton Rouge, Louisiana
                           Attn: Secretary

     (d) Fair Market Value. The term "Fair Market Value" means the fair market value of a share of Common Stock as determined in good faith by the Committee in the following manner:

          (i) If the Common Stock is then listed on any national or regional stock exchange or traded in the over-the-counter market and prices are quoted on the Nasdaq Stock Market, the Fair Market Value shall be the last quoted sales price of a share of Common Stock on the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported;

          (ii) If the Common Stock is not so listed or quoted, then the Fair Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Common Stock at the close of the date in question; or

          (iii) In the absence of either of the foregoing, the Fair Market Value shall be determined by the Committee in its absolute discretion after giving consideration to the book value, the revenues, the earnings history and the prospects of the Company in light of market conditions generally.

     The Fair Market Value determined in such manner shall be final, binding and conclusive on all parties.

     (e) Transferability. (i) Except as provided in Subsection 5(e)(ii) below, no Option granted under the Plan may be assigned, encumbered or transferred, except by will or the laws of descent and distribution in the

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event of the death of the optionee, or pursuant to a qualified domestic relation order as defined by the Internal Revenue Code of 1986, as amended or Title I of the Employee Retirement Income Security Act, or the rules thereunder. (ii) The Committee shall have the authority, in its absolute discretion, to add (originally, or by way of amendment to an outstanding Option) as a term of any Option awarded hereunder, that such Option may be transferred, no earlier than six (6) months after it is granted, to members of an Eligible Director's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners as well as to charitable organizations that are approved in advance by the Committee. A transfer pursuant to this Subsection may only be effected by the Company at the written request of an Eligible Director and shall become effective only when recorded in the Company's record of outstanding Options. In the event an Option is transferred pursuant to this Subsection, such Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. In the event of a transfer pursuant to this Subsection, such Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant grant.

6. RESTRICTED STOCK AWARDED UNDER THE PLAN.

     (a) Restricted Stock Awards. Beginning after the Effective Date, each Eligible Director shall be granted 1,000 shares of Restricted Stock on an annual basis effective on the date of each annual meeting of shareholders of the Company. In addition to the foregoing annual grant, each Eligible Director that is elected by the Board to fill a newly-created directorship that results from either an increase in the authorized number of directors or a vacancy in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be granted 1,000 shares of Restricted Stock (an "Interim Restricted Stock Award") effective on the date of such election by the Board; provided, however, that an Eligible Director that is elected by the Board prior to the date of the 1997 annual meeting of shareholders of the Company shall not be entitled to an Interim Restricted Stock Award. Each award of Restricted Stock shall provide for a restriction period expiring six months after the date of grant of the Restricted Stock. Shares of Restricted Stock shall be evidenced by a stock certificate registered only in the name of the Eligible Director, which stock certificate shall be held by the Company until the restriction period on the Restricted Stock shall have lapsed and the Restricted Stock shall have thereby vested.

     (b) Restrictions and Forfeitures.

          (i) Shares included in an award of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have fully vested.

          (ii) Eligible Directors receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

          (iii) The Restricted Stock shall be evidenced by a stock certificate registered only in the name of the Eligible Director, which stock certificate shall be held by the Company until the Restricted Stock has fully vested.

          (iv) The death of the Eligible Director shall cause the immediate vesting of the Restricted Stock.

          (v) A Restricted Stock Award shall be entirely forfeited by the Participant in the event that prior to vesting, the Participant breaches any terms or conditions of the Plan.

     (c) Legend on Certificates. Each certificate evidencing an award of Restricted Stock under the Plan shall be registered in the name of the Eligible Director and deposited by the Eligible Director, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the United Companies Financial Corporation 1996 Non-Employee Director Stock Plan and a Restricted Stock Agreement entered into between the registered owner and United Companies Financial Corporation. Copies of such Plan and Agreement are

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     on file in the offices of the Secretary of United Companies Financial
     Corporation, 4041 Essen Lane, Baton Rouge, Louisiana 70809."

7. GOVERNMENT REGULATIONS.

     This Plan and the Awards granted under the Plan are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be made under the Plan and no shares of Common Stock shall be issued by the Company, pursuant to or in connection with any such Award, unless and until all applicable legal requirements have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring such shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange or the Nasdaq Stock Market, as applicable, on which the Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

8. TERMINATION.

     The Plan shall terminate automatically on the tenth anniversary of the Effective Date, and the Board may suspend or terminate the Plan at any earlier time. Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect with respect to outstanding Restricted Stock and outstanding and unexercised Options granted under the Plan and shares of Common Stock issued under the Plan.

9. AMENDMENT.

     The Board may amend the Plan from time to time in its sole discretion unless the amendment would, pursuant to any federal, state or local law or other rule or regulation to which the Company or the Common Stock is governed, require shareholder approval, in which event such approval shall be obtained. However, no amendment shall impair any rights or obligations under any Award made under the Plan, without the Eligible Director's consent.

10. INDEMNIFICATION.

     In addition to such other rights of indemnification as they may have, the members of the Committee and the officers and employees of the Company who may take actions relating to the Plan shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member, officer or employee is liable for gross negligence or willful misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member, officer or employee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

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11. CHANGE OF CONTROL

     All Options shall become fully exercisable, and all Restricted Stock shall fully vest free of restrictions, upon the occurrence of any Change of Control (as defined below), whether or not such Options are then exercisable or such Restricted Stock is then vested under the provisions of the applicable Agreements relating thereto. For the purpose of the Plan, the term Change in Control shall mean the happening of any of the following:

          (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in
     Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding any shareholder of record of the Company as of January 1, 1995, owning 10% or more of the Company's securities which are entitled to vote in the election of directors of the Company) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities which are entitled to vote with respect to the election of directors;

          (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death or disability to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by operation of this provision;

          (iii) The acquisition of the Company or all or substantially all of the Company's assets by an entity other than the Company (or a 50% or more owned subsidiary of the Company) through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, the Company's shareholders immediately prior to the transaction own immediately after the transaction at least a majority of the combined voting power of the surviving entity's then outstanding securities which are entitled to vote with respect to the election of directors of such entity; or

          (iv) The Company files a report or proxy statement with the Commission pursuant to the Exchange Act disclosing in response to Form 8-K, Form 10-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

12. EFFECTIVE DATE; SHAREHOLDER APPROVAL.

     The Effective Date of the Plan shall be November 11, 1996, subject to receipt within one year of that date of the approval of the holders of the majority of the total voting power of the voting securities of the Company present or represented by proxy at the meeting of the shareholders at which the Plan is considered. All Awards granted prior to such shareholder approval shall be subject to receipt of such approval and no rights with regard to such Awards may be exercised prior to receipt of such approval. If such shareholder approval is not received, all such Awards shall automatically terminate and be forfeited.

13. APPLICABLE LAW; SEVERABILITY.

     The Plan shall be governed by and construed in all respects in accordance with the laws of the State of Louisiana. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

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